FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) June 19, 2001.


                             HIGH PLAINS CORPORATION

              (Exact name of registrant as specified in its charter)


Kansas                                                               #1-8680
(State or other jurisdiction of                             (Commission File
incorporation)                                                       Number)



200 W. Douglas                                                   #48-0901658
Suite #820                                                     (IRS Employer
Wichita, Kansas  67202                                   Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                         (Registrant's telephone number)



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Item 5  Other Information

Wichita, KS, June 19, 2001 -- High Plains Corporation (Nasdaq: HIPC) today announced the decision of its Board of Directors to de-classify (de-stagger) the terms of office served by Board members, replacing the current three-year staggered terms provided by the Company's by-laws with annual elections for one-year terms. The change was made with a formal amendment to the Company's by-laws, and will be effective for the directors standing for election at the next annual shareholders meeting scheduled for November, 2001.

"This action will increase the Board's accountability to shareholders," said Donald Schroeder, High Plains' Board Chairman, "and is one more step in the progression of good corporate governance we initiated last year with the adoption of a formal corporate governance by-law." The prior by-law amendment, announced May 9, 2000, formalizes increased oversight responsibilities of the Board, and requires at least two-thirds of the Board (and 100 percent of many critical committees) to be independent, and to meet in independent executive session each meeting.

"We believe de-staggering the Board will increase potential institutional interest in High Plains, and will help us focus on our priority of enhancing shareholder value," continued Schroeder. "The Board has been sensitive to the fact that many large institutions prefer the annual election of all directors. We also recognize that this is an era in which management of many large companies is in conflict with its shareholders over out-dated corporate control provisions, and we are proud to have adopted one of the strongest, and most shareholder friendly, corporate governance programs of any public company," he concluded.

Based in Wichita, Kansas, High Plains Corporation is the seventh largest of 54 U.S. producers of ethanol, the gasoline additive that helps clean the air while reducing our dependence on foreign oil. High Plains is the only public company which is a pure play in ethanol, and it is currently expanding its capacity from 67 million gallons to over 85 million gallons of annual production. The company has seen significant recent revenue and earnings growth, and stands to benefit substantially in the event its principal competitive product, MTBE, is legislated out of use. The Company operates facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.


This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     June 19,  2001                      HIGH PLAINS CORPORATION


                                              /s/Gary R. Smith
                                              President & CEO